Exhibit 99.6.1

Stikeman Elliott LLP    Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada  M5L 1B9

Tel: (416) 869-5500    Fax: (416) 947-0866    www.stikeman.com

Direct:      (416) 869-7795

E-mail:      sfurfaro@stikeman.com

BY SEDAR	August 22, 2007

Autorité des marchés financiers
800, Square Victoria, 22e étage
C.P. 246, Tour de la Bourse
Montréal, Québec  H4Z 1G3

Attention: Corporate Finance

Dear Sirs/Mesdames:

Re:                             GeoProMining Ltd. (the “Offeror”) - Report of Take-over
Bid under s.121 of the Securities Act (Québec)

We are counsel to the Offeror.  On behalf of the Offeror, we hereby report a take-over bid under s.121 of the Securities Act (Québec) (the “Act”) and provide the following information required under s.189.1.1 of the Regulation to the Act in the form outlined under s.189.1.3 of the Regulation to the Act:

1.	The name and address of the offeree company are as follows:

Sterlite Gold Ltd.
c/o Blake, Cassels & Graydon LLP
199 Bay Street, Suite 2800
Toronto, Ontario M5L 1A9

2.	The name and address of the offeror are as follows:

GeoProMining Ltd.
PO Box 3321 Drake Chambers
Road Town, Tortola, British Virgin Islands

3.	The designation of the securities that are subject to the bid:

Commons Shares

4.	The date of the bid: August 22, 2007

TORONTO

MONTREAL

OTTAWA

CALGARY

VANCOUVER

NEW YORK

LONDON

SYDNEY

5.	The maximum number of securities of the class subject to the bid which are sought by the offeror as at August 17, 2007: 265,290,997 outstanding shares.

6.	The value, in Canadian dollars, of the consideration offered per security as at August 22, 2007: US$0.3845 (approximately CDN$0.41) per share; and

7.	The fee payable in respect of the bid, as calculated under section 271.4(1): $5,406.74, based on the following calculation:

25% of US$102,004,388.30 (the consideration offered for the securities in Canada) = US$25,501,097.07

US$25,501,097.07 x 0.02% = US$5,100.22 or CDN$5,406.74 (On 21 Aug 2007, 5100.22 U.S. dollar(s) = 5,406.74 Canadian dollar(s), at an exchange rate of 1.0601 (using nominal rate.))

Please let me know if you have any questions regarding the above.

Yours truly,

(Signed) “Sabina Furfaro”
Sabina Furfaro
Securities Law Clerk

cc:	Dee Rajpal, Stikeman Elliott LLP
Amanda Linett, Stikeman Elliott LLP